                                                                   Exhibit 10.72





                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     between

                           FINOVA CAPITAL CORPORATION,
                              as Agent and Lender,

                                       and

                       AQUIS WIRELESS COMMUNICATIONS, INC.
                                   as Borrower




                           Dated as of ________, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                             Number
PRELIMINARY STATEMENT.............................................................................................1
DEFINITIONS AND DETERMINATIONS....................................................................................2
   1.1 Definitions................................................................................................2
   1.2 Time Periods..............................................................................................16
   1.3 Accounting Terms and Determinations.......................................................................17
   1.4 References................................................................................................17
   1.5 Lender's or Agent's Discretion............................................................................17
   1.6 Borrower's Knowledge......................................................................................17
ARTICLE II.......................................................................................................18
   2.1 Loan......................................................................................................18
      2.1.1 Aggregate Loan Amount................................................................................18
      2.1.2 Existing Portion.....................................................................................18
      2.1.3 Use of Proceeds......................................................................................18
      2.1.4 Notes................................................................................................18
      2.1.5 Reborrowing..........................................................................................18
   2.2 Interest..................................................................................................18
      2.2.1 Interest Rate on Principal Balance...................................................................18
      2.2.2 Interest Computation.................................................................................19
      2.2.3 Maximum Interest.....................................................................................19
   2.3 Intentionally Omitted.....................................................................................20
   2.4 Principal and Interest Payments...........................................................................20
      2.4.1 Interest.............................................................................................20
      2.4.2 Principal............................................................................................20
      2.4.3 Forgiveness..........................................................................................20
   2.5 Default Rate..............................................................................................20
   2.6 Late Charges..............................................................................................21

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
   2.7 Fees......................................................................................................21
   2.8 Prepayments...............................................................................................21
      2.8.1 Voluntary Prepayments................................................................................21
      2.8.2 Mandatory Prepayments................................................................................21
   2.9 Payments after Event of Default...........................................................................22
   2.10 Method of Payment; Good Funds............................................................................22
ARTICLE III......................................................................................................22
ARTICLE IV.......................................................................................................22
   4.1 Representations and Warranties............................................................................23
   4.2 Performance; No Default...................................................................................23
   4.3 Delivery of Documents.....................................................................................23
   4.4 Opinions of Counsel; Direction for Delivery...............................................................24
   4.5 Intentionally Omitted.....................................................................................24
   4.6 Security Interests........................................................................................24
   4.7 Financial Statements and Projections......................................................................24
   4.8 Insurance.................................................................................................24
   4.9 Approval of Instruments and Security Interests; Consents..................................................24
   4.10 Use of Assets............................................................................................24
   4.11 Proceedings and Documents................................................................................24
   4.12 Material Adverse Change..................................................................................25
   4.13 Broker Fees..............................................................................................25
   4.14 Fees and Expenses........................................................................................25
   4.15 Restructuring Agreement..................................................................................25
   4.16 FCC Approvals............................................................................................25
   4.17 Acknowledgment...........................................................................................25
   4.18     Capital Expenditure Budget...........................................................................25
ARTICLE V........................................................................................................26
   5.1 Existence and Power.......................................................................................26

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
   5.2 Authority.................................................................................................26
   5.3 Borrower Capital Stock and Related Matters................................................................26
      5.3.1 Borrower Capital Stock...............................................................................26
      5.3.2 Restrictions.........................................................................................26
   5.4 Binding Agreements........................................................................................27
   5.5 Business and Property of Borrower.........................................................................27
      5.5.1 Business and Property................................................................................27
      5.5.2 Licenses.............................................................................................27
      5.5.3 Operating Agreements.................................................................................27
      5.5.4 Facility Sites.......................................................................................27
      5.5.5 Leases...............................................................................................27
      5.5.6 Real Estate..........................................................................................28
      5.5.7 Operation and Maintenance of Equipment...............................................................28
   5.6 Title to Property; Liens..................................................................................28
   5.7 Projections and Financial Statements......................................................................28
      5.7.1 Financial Statements.................................................................................28
      5.7.2 Projections..........................................................................................29
   5.8 Litigation................................................................................................29
   5.9 Defaults in Other Agreements; Consents; Conflicting Agreements............................................29
   5.10 Taxes....................................................................................................29
   5.11 Compliance with Applicable Laws..........................................................................30
   5.12 Patents, Trademarks, Franchises, Agreements..............................................................30
   5.13 FCC Matters..............................................................................................30
   5.14 Environmental Matters....................................................................................31
   5.15 Application of Certain Laws and Regulations..............................................................31
      5.15.1 Investment Company Act..............................................................................31
      5.15.2 Holding Company Act.................................................................................31
      5.15.3 Foreign or Enemy Status.............................................................................31

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
      5.15.4 Regulations as to Borrowing.........................................................................31
   5.16 Margin Regulations.......................................................................................31
   5.17 Other Indebtedness.......................................................................................32
   5.18 No Misrepresentation.....................................................................................32
   5.19 Employee Benefit Plans...................................................................................32
      5.19.1 No Other Plans......................................................................................32
      5.19.2 ERISA and Code Compliance and Liability.............................................................32
      5.19.3 Funding.............................................................................................32
      5.19.4 Prohibited Transactions and Payments................................................................33
      5.19.5 No Termination Event................................................................................33
      5.19.6 ERISA Litigation....................................................................................33
   5.20 Employee Matters.........................................................................................33
      5.20.1 Collective Bargaining Agreements; Grievances........................................................33
      5.20.2 Claims Relating to Employment.......................................................................33
   5.21 Burdensome Obligations...................................................................................34
   5.22 Broker Fees..............................................................................................34
   5.23 Pagers in Service........................................................................................34
   5.24 Insurance................................................................................................34
ARTICLE VI.......................................................................................................34
   6.1 Legal Existence; Good Standing............................................................................34
   6.2 Inspection................................................................................................34
   6.3 Financial Statements and Other Information................................................................34
      6.3.1 Monthly Statements...................................................................................35
      6.3.2 Annual Statements....................................................................................35
      6.3.4 Officer's Certificates...............................................................................35
      6.3.5 Accountants' Certificate.............................................................................36
      6.3.6 Audit Reports........................................................................................36
      6.3.7 Business Plans.......................................................................................36

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
      6.3.8 Notice of Defaults; Loss.............................................................................36
      6.3.9 Notice of Suits; Adverse Events......................................................................36
      6.3.10 Reports to Shareholders, Creditors and Governmental Bodies..........................................37
      6.3.11 ERISA Notices and Requests..........................................................................37
      6.3.12 Capital Expenditure Budget..........................................................................38
      6.3.13 Other Information...................................................................................38
   6.4 Reports to Governmental Bodies and Other Persons..........................................................38
   6.5 Maintenance of Licenses and Other Agreements..............................................................39
   6.6 Insurance.................................................................................................39
      6.6.1 Maintenance of Insurance.............................................................................39
      6.6.2 Claims and Proceeds..................................................................................39
   6.7 Future Leases.............................................................................................40
   6.8 Future Acquisitions of Real Property......................................................................40
   6.9 Environmental Matters.....................................................................................40
      6.9.1 Compliance...........................................................................................40
      6.9.2 Certification........................................................................................41
   6.10 Compliance with Laws.....................................................................................41
   6.11 Taxes and Claims.........................................................................................41
   6.12 Maintenance of Properties................................................................................41
   6.13 Governmental Approvals...................................................................................41
   6.14 Payment of Indebtedness..................................................................................41
ARTICLE VII......................................................................................................41
   7.1 Borrowing.................................................................................................42
   7.2 Liens.....................................................................................................42
   7.3 Merger and Acquisition....................................................................................42
   7.4 Contingent Liabilities....................................................................................42
   7.5 Distributions.............................................................................................42
   7.6 Capital Expenditures......................................................................................42

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
   7.7 Payments of Indebtedness for Borrowed Money...............................................................42
   7.8 Obligations as Lessee Under Operating Leases..............................................................43
   7.9 Investments, Loans........................................................................................43
   7.10 Fundamental Business Changes.............................................................................43
   7.11 Facility Sites...........................................................................................43
   7.12 Sale or Transfer of Assets...............................................................................43
   7.13 Amendment of Certain Agreements..........................................................................44
   7.14 Acquisition of Additional Properties.....................................................................44
   7.15 Equity Sales.............................................................................................44
   7.16 Transactions with Affiliates.............................................................................44
   7.17 Compliance with ERISA....................................................................................44
   7.18 Minimum Cash Balance.....................................................................................45
   7.19 Senior Leverage Ratio....................................................................................45
   7.20 Minimum EBITDA...........................................................................................45
   7.21 Certain Agreements.......................................................................................46
   7.22 Amro Subordinated Note...................................................................................46
   7.23 Fiscal Year..............................................................................................46
ARTICLE VIII.....................................................................................................46
   8.1 Events of Default.........................................................................................46
      8.1.1 Default in Payment...................................................................................46
      8.1.2 Breach of Covenants..................................................................................46
      8.1.3 Breach of Warranty...................................................................................46
      8.1.4 Default Under Other Indebtedness for Borrowed Money..................................................46
      8.1.5 Bankruptcy...........................................................................................47
      8.1.6 Judgments............................................................................................47
      8.1.7 Impairment of Licenses; Other Agreements.............................................................47
      8.1.8 Collateral...........................................................................................48
      8.1.9 Interruption of Operations...........................................................................48

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
      8.1.10 Plans...............................................................................................48
      8.1.11 Change in Control...................................................................................48
      8.1.12 Subordinated Indebtedness...........................................................................49
      8.1.13 Subordination Agreement.............................................................................49
   8.2 Acceleration of Borrower's Obligations....................................................................49
   8.3 Remedies on Default.......................................................................................49
      8.3.1 Enforcement of Security Interests....................................................................49
      8.3.2 Other Remedies.......................................................................................49
   8.4 Application of Funds......................................................................................49
      8.4.1 Expenses.............................................................................................50
      8.4.2 Borrower's Obligations...............................................................................50
      8.4.3 Surplus..............................................................................................50
   8.5 Performance of Borrower's Obligations.....................................................................50
ARTICLE IX.......................................................................................................51
   9.1 Assignment to Other Lenders...............................................................................51
      9.1.1 Assignment...........................................................................................51
      9.1.2 Effect of Loan Assignment............................................................................51
      9.1.3 Register.............................................................................................51
      9.1.4 Substitution of Notes................................................................................51
      9.1.5 Inspections..........................................................................................52
   9.2 Participations............................................................................................52
   9.3 Set Off and Sharing of Payments...........................................................................52
   9.4 Lenders' Decisions........................................................................................52
   9.5 Appointment of Agent......................................................................................53
   9.6 Delegation of Duties......................................................................................53
   9.7 Nature of Duties; Independent Credit Investigation........................................................53
   9.8 Instructions from Lenders.................................................................................53
   9.9 Exculpatory Provisions....................................................................................54

   9.10 Reimbursement and Indemnification by Lenders of Agent....................................................54
   9.11 Reliance by Agent........................................................................................54
   9.12 Notice of Default........................................................................................54
   9.13 Release of Collateral....................................................................................55
   9.14 Lenders in Their Individual Capacities...................................................................55
   9.15 Holders of Notes.........................................................................................55
   9.16 Successor Agent..........................................................................................55
   9.17 Delivery of Information..................................................................................55
   9.18 Beneficiaries............................................................................................56
ARTICLE X........................................................................................................56
ARTICLE XI.......................................................................................................56
   11.1 Attorney's Fees and Other Fees and Expenses..............................................................56
      11.1.1 Fees and Expenses for Preparation of Loan Instruments...............................................56
      11.1.2 Fees and Expenses in Enforcement of Rights or Defense of Loan Instrument............................56
   11.2 Indemnity................................................................................................57
      11.2.1 Brokerage Fees......................................................................................57
      11.2.2 General.............................................................................................57
      11.2.3 Operation of Collateral; Joint Venturers............................................................57
      11.2.4 Environmental Indemnity.............................................................................57
ARTICLE XII......................................................................................................58
   12.1 Notices..................................................................................................58
   12.2 Survival of Loan Agreement; Indemnities..................................................................59
   12.3 Further Assurance........................................................................................59
   12.4 Taxes and Fees...........................................................................................60
   12.5 Severability.............................................................................................60
   12.6 Waiver...................................................................................................60
   12.7 Modification of Loan Instruments.........................................................................60
   12.8 Captions.................................................................................................60

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

   12.9 Successors and Assigns...................................................................................60
   12.10 Remedies Cumulative.....................................................................................60
   12.11 Entire Agreement; Conflict..............................................................................61
   12.12 APPLICABLE LAW..........................................................................................61
   12.13 JURISDICTION AND VENUE..................................................................................61
   12.14 WAIVER OF RIGHT TO JURY TRIAL...........................................................................62
   12.15 TIME OF ESSENCE.........................................................................................62
   12.16 Estoppel Certificate....................................................................................62
   12.17 Consequential Damages...................................................................................62
   12.18 Counterparts............................................................................................62
   12.19 No Fiduciary Relationship...............................................................................63
   12.20 Confidentiality.........................................................................................63
   12.21 Governmental Approval...................................................................................63

                       List of Exhibits to Loan Agreement
                       ----------------------------------

Schedule I        -        Commitments
Exhibit 1.1(A)    -        Compliance Certificate
Exhibit 1.1(B)    -        Environmental Compliance Certificate
Exhibit 1.1(C)    -        Pager Certificate
Exhibit 1.1(D)    -        Other Permitted Liens
Exhibit 4.17               Confirmation and Acknowledgement
Exhibit 5.3.1     -        Borrower Capital Stock
Exhibit 5.3.2     -        Restrictions
Exhibit 5.5.2     -        Licenses
Exhibit 5.5.3     -        Operating Agreements
Exhibit 5.5.4     -        Facility Sites
Exhibit 5.5.5     -        Leases
Exhibit 5.5.6     -        Real Estate
Exhibit 5.7.1     -        Financial Statements
Exhibit 5.7.2     -        Projections
Exhibit 5.8       -        Litigation
Exhibit 5.19.1    -        Employee Benefit Plans
Exhibit 5.20.1    -        Collective Bargaining Agreements; Grievances
Exhibit 6.6.1     -        Insurance Letter Agreement

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         This SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of ________, 2002, is between AQUIS WIRELESS COMMUNICATIONS, INC., a Delaware corporation formerly known as Aquis Communications, Inc. ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used herein are defined in Section 1.1 below).

                             PRELIMINARY STATEMENT:

         A. Borrower and FINOVA entered into a Loan Agreement dated as of December 31, 1998 (the "Initial Loan Agreement") which was amended by a First Amendment to Loan Instruments dated as of March 31, 1999 (the "First Amendment") (the Initial Loan Agreement, as amended by the First Amendment, hereinafter is referred to as the "Original Loan Agreement"). Pursuant to the terms and conditions of the Initial Loan Agreement, FINOVA made loans and other financial accommodations to Borrower.

         B. Borrower and FINOVA entered into an Amended and Restated Loan Agreement dated as of January 31, 2000, which was amended by a First Amendment to Loan Instruments dated as of April 12, 2000, the Second Amendment to Loan Instruments dated as of September 27, 2000, the Forbearance Agreement and Third Amendment to Loan Instruments dated as of June 7, 2001 (as amended and modified, the "Forbearance Agreement") (as such Amended and Restated Loan Agreement has been amended and modified, the "Existing Loan Agreement"), which amended and restated the Original Loan Agreement. Pursuant to the terms and conditions of the Existing Loan Agreement, FINOVA made loans and other financial accommodations to Borrower.

         C. Borrower and FINOVA are party to a Master Lease Agreement, dated as of (as amended, modified or supplemented (whether pursuant to schedules thereto or otherwise), the "Existing Master Lease Agreement"), under which, as of the date hereof, a balance of approximately $1,500,000 is currently outstanding (the "Existing Lease Balance").

         D. Borrower has requested that FINOVA restructure the terms of the loans and other indebtedness currently outstanding under the Existing Loan Agreement and the Existing Lease Balance under the Existing Master Lease Agreement.

         E. Lenders have agreed to modify the terms of the Existing Portion (as hereinafter defined) and Existing Lease Balance upon the terms and subject to the conditions set forth in this Second Amended and Restated Loan Agreement, which replaces in its entirety the Existing Loan Agreement.

         NOW, THEREFORE, the Existing Loan Agreement is amended and restated in its entirety as follows:

                     ARTICLE IDEFINITIONS AND DETERMINATIONS

         1.1 Definitions. As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

                  Accountants: Wiss & Company LLP or any other independent certified public accounting firm selected by Borrower and reasonably satisfactory to Lenders.

                  Accounting Changes: as defined in Section 1.3.

                  Accounts Decrease: for any period, the excess of the Eligible Accounts at the beginning of such period over the Eligible Accounts at the end of such period.

                  Accounts Increase: for any period, the excess of Eligible Accounts at the end of such period over the Eligible Accounts at the beginning of such period.

                  Acknowledgement: that certain Confirmation and Acknowledgement by the Borrower, dated as of Closing Date, in the form of Exhibit 4.17 hereto.

                  ADA: the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                  Additional Sums:  as defined in subsection 2.2.3.

                  Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof any Person which owns or controls, directly or indirectly, 30% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

                  Agent: FINOVA, as agent for all Lenders, or any successor to FINOVA appointed pursuant to Section 9.16.

                  Aggregate Principal Balance: shall mean the sum of the Principal Balance of the Tranche A Loan and the Principal Balance of the Tranche B Loan.

                  Amro Securities Exchange Agreement: that certain Securities
         and Exchange Agreement dated as of              , 2002, between AMRO
         International, S.A. and the Aquis Group.

                  Amro Subordinated Note: that certain unsecured promissory note by Aquis Group in favor of AMRO International, S.A. in the aggregate principal amount of $1,000,000, in form and substance satisfactory to Agent.

                  Amro Subordination Agreement: that certain Subordination
         Agreement, dated as of                , 2002 between FINOVA and AMRO
         International, S.A.

                  Approved Capital Expenditure Budget: as defined in subsection 6.3.12.

                  Aquis Group: Aquis Communications Group, Inc., a Delaware corporation, formerly known as Paging Partners Corporation.

                  Aquis Group 11% Convertible Debenture: the 11% Convertible Debenture dated April 3, 2000 issued by Aquis Group payable to AMRO International, S.A. or permitted assigns in the original principal amount of $2,000,000, which shall have been converted pursuant to the Amro Securities Exchange Agreement on the Closing Date.

                  Aquis Group Pledge Agreement: a pledge agreement executed by Aquis Group in favor of Agent covering the Borrower Capital Stock.

                  Assignee: any Person (i) who is a financial institution organized under the laws of the United States of America or any State thereof or maintains a domestic lending office in the United States of America and (ii) to which a Loan Assignment is made in compliance with the provisions of subsection 9.1.1.

                  Assignment and Acceptance: an assignment and acceptance agreement to be executed in connection with each Loan Assignment, in form and substance reasonably satisfactory to Agent.

                  Assignment of Leases: a collateral assignment of leases executed by Borrower in favor of Agent.

                  Bankruptcy Code: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                  Base Rate: the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York.

                  Basic Financial Statements:  as defined in subsection 6.3.2.

                  Borrower: has the meaning assigned to that term in the Preamble to this Loan Agreement.

                  Borrower Capital Stock: all of the issued and outstanding capital stock of and other equity interests in Borrower and all warrants, options and other rights to purchase capital stock of and other equity interests in Borrower.

                  Borrower's Obligations: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of Borrower to Lenders and/or Agent pursuant to the terms of this Loan Agreement or any other Loan Instrument, including, without limitation, the Loan Fees, and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

                  Business Day: any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or Parsippany, New Jersey are required to close.

                  Business Insurance: such property, casualty, liability, business interruption and other insurance as Agent from time to time requires Borrower to maintain.

                  Capital Expenditures: payments that are made or liabilities that are incurred by a Person for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized, and shall include, without limitation, payments for or liabilities incurred with respect to the installment purchase of Property and payments under Capitalized Leases. Except for the purpose of determining Excess Cash Flow, a Capital Expenditure shall be deemed to be made as of the time the Property which is the subject thereof is put into service.

                  Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

                  Cash Equivalents: at any date, the aggregate of Borrower's (i) cash on hand or in any bank or trust company, and checks on hand and in transit, (ii) monies on deposit in any money market account, and (iii) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value having, in each instance, a maturity of not more than 90 days.

                  Closing: the date on which all of the conditions precedent set forth in Section 4 are satisfied, as such date shall be notified to the Borrower by the Agent in writing.

                  Closing Certificate: a closing certificate executed by Borrower to Agent.

                  Closing Date:  the date upon which the Closing occurs.

                  Code: the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                  Collateral: (i) all existing and after-acquired Property of Borrower, including without limitation all existing and after-acquired accounts, equipment, inventory and general intangibles, (ii) the Borrower Capital Stock and (iii) all proceeds of the foregoing.

                  Commitment: shall mean, as to any Lender at any time, the amount initially set forth opposite its name in the column labeled "Commitment" on Schedule I, as adjusted from time to time to reflect any Assignment and Acceptances.

                  Communications Act: the Communications Act of 1934 as amended, any successor statute thereto, and the rules, regulations and legally binding policies of the FCC promulgated thereunder, as amended and in effect from time to time.

                  Compliance Certificate: a compliance certificate executed by Borrower in the form of Exhibit 1.1(A) attached hereto.

                  Convertible Preferred Stock: shall mean Aquis Group's Convertible Preferred Stock, $.01 par value per share, which shall be convertible into Aquis Group's Common Stock, in the amounts, and upon the terms and conditions, set forth in the Restructuring Agreement.

                  Default Rate: (i) with respect to the Tranche A Loan, the Base Rate from time to time in effect plus 5.5% per annum (with a minimum interest rate of 11% per annum), and (ii) with respect to the Tranche B Loan, 17% per annum.

                  Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

                  Desert: Desert Communications I, LLC, a Delaware limited liability company.

                  Dollars: lawful currency of the United States.

                  Eligible Accounts: at any given time, the aggregate of the face amount of the accounts receivable of Borrower not over 60 days past due, net of applicable reserves with respect to such accounts and Trade Out Transactions.

                  Employee Benefit Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

                  Engineer: an engineer selected by Borrower and acceptable to Agent.

                  Environmental Compliance Certificate: an environmental compliance certificate in the form of Exhibit 1.1(B).

                  Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.Css.9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C.ss.1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Clean Air Act (42 U.S.C.ss.7901 et seq.), the National Environmental Policy Act (42 U.S.C. ss.4231, et seq.), the Refuse Act (33 U.S.C.ss.407, et seq.), the Safe Drinking Water Act (42 U.S.C.ss.300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

                  Equity Contribution: the contribution of cash capital to Borrower by Aquis Group.

                  ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                  ERISA Affiliate: any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

                  Event of Default: any of the Events of Default set forth in
         Section 8.1.

                  Excess Cash Flow: for any period, (i) the Operating Cash Flow for such period, (ii) plus, the Accounts Decrease, if any, for such period and (iii) minus, the sum of the following for such period: (A) Total Debt Service actually paid or accrued during such period with respect to Indebtedness for Borrowed Money of Borrower permitted hereunder, (B) amounts actually paid by Borrower with respect to Capital Expenditures for such period permitted pursuant to Section 7.6, whether or not such Capital Expenditures were incurred during such period, but excluding any such amounts paid from the proceeds of Indebtedness for Borrowed Money and (C) the Accounts Increase, if any, for such period.

                  Excess Interest: as defined in subsection 2.2.3.

                  Existing Loan Agreement: as defined in the Preliminary Statement.

                  Existing Loans: the "Loan" under and as defined in the Existing Loan Agreement.

                  Existing Master Lease Agreement: as defined in the Preliminary Statement.

                  Existing Portion: the aggregate outstanding principal amount of all advances under the Existing Loan Agreement and the Initial Loan Agreement, together with accrued but unpaid interest, charges and fees thereon and thereunder.

                  FCC: the Federal Communications Commission or any Governmental Body succeeding to its functions.

                  FCC Consent: means action by the FCC or its staff pursuant to delegated authority authorizing without conditions (other than conditions generally applicable to such transactions having no material adverse affect in the sole determination of FINOVA) the transfer of control of Aquis Group to Desert in accordance with the Restructuring Agreement, which action has not reversed, stayed, enjoined, set aside, annulled or suspended within the deadline, if any, provided by applicable FCC law, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time provided by applicable FCC law for filing any such request, motion, petition, application, appeal or notice, and for the entry of an order staying, reconsidering or reviewing on the FCC's or other regulatory authority's own motion, has expired.

                  FINOVA: has the meaning assigned to that term in the Preamble to this Loan Agreement.

                  GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

                  Good Funds: United States Dollars available in federal funds to FINOVA at or before 12:00 noon, Phoenix time, on a Business Day.

                  Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                  Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

                  Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                  Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations, and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan.

                  Indebtedness for Borrowed Money: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations and Permitted Senior Indebtedness), (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements, and (v) all guaranties of any or all of the foregoing.

                  Initial Loan Agreement: as defined in the Preliminary
         Statement.

                  Instruments: collectively, the Loan Instruments and the Restructuring Transaction Documents.

                  Landlord: a lessor under a Lease.

                  Landlord Consent and Waiver: a landlord consent and waiver in form and substance satisfactory to Agent.

                  Lease: any lease of real estate under which Borrower is the lessee.

                  Leasehold Property: any real estate which is the subject of a Lease.

                  Lender Addition Agreement: an agreement executed by a Lender and an Assignee in connection with a Loan Assignment.

                  Lenders:  FINOVA and each Assignee.

                  Lenders' Decisions: all determinations to be made by Lenders pursuant to the terms of the Loan Instruments, including, without limitation, any amendment or modification of any of the Loan Instruments, determinations with respect to the declaration of Events of Default and acceleration of Borrower's Obligations or any other obligation arising under the Loan Instruments, waivers of affirmative or negative covenants or other provisions of the Loan Instruments, advancement of funds pursuant to any of the Loan Instruments or the exercise of any rights or remedies granted to Lenders or Agent pursuant to the terms of any of the Loan Instruments.

                  Licenses: all licenses, permits, consents, approvals and authority issued by any Governmental Body in connection with the operation of Borrower's Paging Business, including without limitation, all FCC Licenses.

                  Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

                  Loan Agreement: this Loan Agreement and any amendments or supplements hereto.

                  Loan Assignment: the assignment by a Lender of (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

                  Loan Fees: all fees paid by Borrower to Agent or Lenders pursuant to the Existing Loan Agreement.

                  Loan Instruments: collectively, the following:

                  (i) Security Agreement (as confirmed pursuant to the Acknowledgment);

                  (ii) Aquis Group Pledge Agreement (as confirmed pursuant to the Acknowledgment);

                  (iii) Assignment of Leases (as confirmed pursuant to the Acknowledgment);

                  (iv)     the Closing Certificate; and

                  (v) Uniform Commercial Code financing statements required by Agent.

                  Loan Year: a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

                  Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property, profits or financial condition of Borrower or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrower to perform its obligations under any Loan Instrument to which it is a party or of Agent or any Lender to enforce or collect any of Borrower's Obligations.

                  Maturity Date: the earlier to occur of (i) June 30, 2006 or
         (ii) the date on which Borrower's Obligations are accelerated pursuant to this Loan Agreement.

                  Maximum Rate:  as defined in subsection 2.2.3.

                  Mortgage: a mortgage or deed of trust executed by Borrower in favor of Agent encumbering each parcel of Real Estate owned by Borrower, in each case in form and substance satisfactory to Agent.

                  Multiemployer Plan: any multiemployer plan as defined pursuant to Section 3(37) of ERISA to which Borrower or any ERISA Affiliate makes, or accrues an obligation to make, contributions, or has made, or been obligated to make, contributions within the preceding six years.

                  Notes: collectively, the Tranche A Note and the Tranche B
         Note.

                  Obligors: collectively, Borrower and each other Person (other than Agent or any Lender) which is a party to any Security Instrument.

                  Operating Agreement: any material tower or transmitter site lease or license, office lease, control point lease, equipment lease, reseller agreement, advertising contract, pager contract, telephone contract, voice mail contract, maintenance or repair contract, employment agreement, collective bargaining agreement or other similar agreement or contract relating to the operation of Borrower's Paging Business.

                  Operating Cash Flow: for any period, without duplication, the net income of Borrower for such period:

                           (i) plus the sum of the following, to the extent
                  deducted in determining such net income for such period:

                                    (A) losses from sales, exchanges and other
                           dispositions of Property not in the ordinary course of business;

                                    (B) interest paid or accrued on
                           Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                                    (C) depreciation and amortization of assets
                           during such period;

                                    (D) income taxes which are accrued, but not
                           paid, during such period; and

                                    (E) expenses incurred in connection with
                           Trade Out Transactions;

                           (ii) minus the sum of the following, to the extent
                  included in determining such net income for such period:

                                    (A) gains from sales, exchanges and other
                           dispositions of Property or other extraordinary gains not in the ordinary course of business;

                                    (B) proceeds of Business Insurance; and

                                    (C) revenue received in connection with
                           Trade Out Transactions.

                  Operating Lease: any lease which, under GAAP, is not required to be capitalized.

                  Original Closing Date: December 31, 1998.

                  Pager: any pager owned, leased or otherwise used by a Person to receive radio communication access or other services from Borrower.

                  Pager Certificate: a certificate in the form of Exhibit 1.1(C) with respect to the number of Pagers in Service executed by Borrower and delivered pursuant to subsection 6.3.1.

                  Pagers in Service: Pagers for which Borrower is receiving a monthly payment, with respect to which (i) no such payment is delinquent by more than 90 days, unless the monthly payments to Borrower are being paid by Persons such as Fortune 500 companies, Governmental Bodies or not-for-profit corporations, in which case no such payment is delinquent by more than 180 days and (ii) the Person owning, leasing or otherwise using such Pagers, and not the Person contacting such Pager, incurs the cost of service for such Pagers.

                  Paging Business: the business of owning, operating and managing mobile common carrier paging systems, mobile communications systems, control terminals and switches, antenna and transmitter sites, or telephone systems, including, but not limited to, the ownership and operation by Borrower of the System.

                  Participant: any Person to which a Lender sells or assigns a Participation.

                  Participation: a sale or any assignment by a Lender of a participating interest in (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

                  Participation Agreement: an agreement executed by a Lender and a Participant pursuant to Section 9.2.

                  PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

                  Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of Borrower or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates.

                  Permitted Refinancing: a refinancing of the then outstanding principal amount (and accrued interest) of the Tranche A Loan from the proceeds of an issuance of Indebtedness, the terms of which are substantially similar to those applicable to the Tranche A Loan under this Loan Agreement (including, without limitation, interest rate, amortization and maturity).

                  Permitted Liens:  any of the following Liens:

                  (i)      the Security Interests;

                  (ii)     the Permitted Senior Indebtedness Liens;

                  (iii) Liens for taxes, assessments or other governmental charges or levies, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside reserves on its books in accordance with GAAP;

                  (iv) statutory Liens, such as landlord's, vendor's, repairman's, mechanic's, materialman's, warehouseman's, carrier's or other like Liens, arising by operation of law and incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or are not overdue for a period of more than 90 days, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books in accordance with GAAP, or the payment of which obligations are otherwise secured in a manner satisfactory to Agent;

                  (v) zoning ordinances, easements, rights-of-way, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other similar encumbrances or title exceptions, in each case, that are acceptable to Agent;

                  (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6;

                  (vii) pledges, deposits or other Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (viii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature in each case incurred in the ordinary course of business; and

                  (ix) Liens described on Exhibit 1.1(D) hereto.

                  Permitted Prior Liens:  any of the following Liens:

                  (i) the Permitted Senior Indebtedness Liens;

                  (ii) the Permitted Liens described in clauses (iii) and (iv) of the definition of Permitted
         Liens that are accorded priority to the Security Interests by law; and

                  (iii) the Permitted Liens described in clauses (v), (vii),
         (viii) and (ix) of the definition of Permitted Liens, subject to the limitations or requirements set forth therein.

                  Permitted Senior Indebtedness: Indebtedness, other than the Loan, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases which shall have been included in the Approved Capital Expenditure Budget in accordance with the terms hereof, provided that
         (i) such Indebtedness existing as of the Closing Date shall not exceed $1,500,000, (ii) during any Loan Year after the Closing Date the amount of such Indebtedness at any one time outstanding during such Loan Year shall not exceed $1,500,000, and (iii) no Event of Default exists at the time and is continuing or will be caused as a result of the incurrence of any Indebtedness described in clause (ii).

                  Permitted Senior Indebtedness Liens: Liens that secure Permitted Senior Indebtedness, provided that (i) each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property and (ii) Agent is granted a Lien upon such Property, subordinate only to the Lien granted to the holder of the applicable Permitted Senior Indebtedness.

                  Person: any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                  Principal Balance: the unpaid principal balance of the Tranche A Loan or Tranche B Loan, as the context may require, or any specified portion thereof outstanding from time to time.

                  Projections: the projections for the period from _____________ to _____________ of Aquis Group and the Borrower prepared by Aquis Group and the Borrower and delivered to FINOVA, a copy of which is attached as Exhibit 5.7.2 hereto.

                  Property: all types of real, personal or mixed property and all types of tangible or intangible property.

                  Pro Rata Share: the proportion that a Lender's Commitment bears to the total Commitments of all Lenders.

                  Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $500,000,000.

                  Real Estate: each parcel of real estate owned by Borrower.

                  Register: has the meaning assigned to that term in subsection 9.1.3.

                  Required Prepayment: for each year in which a mandatory prepayment is required to be made pursuant to subsection 2.8.2(a), an amount equal to the greater of (i) 50% of the Excess Cash Flow for the preceding year and (ii) $250,000.

                  Restructuring Agreement: that certain Restructuring Agreement, dated as of June , 2002, by and among the Borrower, Desert and FINOVA, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                  Restructuring Transaction Documents: shall mean the "Transaction Documents" as defined in the Restructuring Agreement.

                  Securities Act: the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

                  Securities Exchange Act: the Securities Exchange Act of 1934, as amended, any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

                  Security Agreement: a security agreement executed by Borrower in favor of Agent.

                  Security Instruments: collectively, the Security Agreement, the Assignment of Leases, the Aquis Group Pledge Agreement and each Mortgage now or hereafter granted by Borrower to Agent, all as amended from time to time and as each shall have been confirmed pursuant to the Acknowledgment.

                  Security Interests: the Liens in the Collateral granted to Agent pursuant to the Security Instruments and any other document now or hereafter executed by Borrower or any other Person which purports to create a Lien on the Property of such Person in favor of Agent.

                  Senior Leverage Ratio: the ratio of the Principal Balance of the Tranche A Loan as of the last day of any month to the Operating Cash Flow for the twelve month period ending on such last day.

                  Stated Rate:  as defined in subsection 2.2.3.

                  System: the paging system facilities of Borrower, operated at the locations described on Exhibit 5.5.4, as updated or amended from time to time in accordance with Section 7.11.

                  Termination Event: (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to
         Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  Total Debt Service: during any period, all payments of principal, interest, premium and other charges with respect to Indebtedness for Borrowed Money of Borrower (other than Loan Fees) made or required to be made during such period.

                  Trade Out Transaction: an exchange of advertising time for non-cash consideration, such as goods, services or program material.

                  Tranche A Loan:  defined in Section 2.1.1.

                  Tranche A Note: the amended and restated promissory note executed by Borrower payable to the order of FINOVA in the amount of the Tranche A Loan, dated as of the Closing Date and in form and substance satisfactory to Agent, and any notes issued in substitution therefor pursuant to subsection 9.1.4.

                  Tranche B Loan:  defined in Section 2.1.1.

                  Tranche B Note: the subordinated promissory note executed by Borrower payable to the order of FINOVA in the amount of the Tranche B Loan, dated as of the Closing Date and in form and substance satisfactory to Agent, and any notes issued in substitution therefor pursuant to subsection 9.1.4.

         1.2 Time Periods. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

         1.3 Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and Lenders agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body.

         1.4 References. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

         1.5 Lender's or Agent's Discretion. Whenever the terms "satisfactory to Lenders or Agent," "determined by Lenders or Agent," "acceptable to Lenders or Agent," "Lenders or Agent shall elect," "Lenders or Agent shall request," "at the option or election of Lenders or Agent," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lenders or Agent, as applicable, in their or its sole and unlimited discretion.

         1.6 Borrower's Knowledge. Any statements, representations or warranties that are based upon the best knowledge of Borrower or an officer thereof shall be deemed to have been made after due inquiry by Borrower or an officer, as applicable, with respect to the matter in question.

                                   ARTICLE II

                            LOAN AND TERMS OF PAYMENT

         2.1      Loan.

                  2.1.1 Aggregate Loan Amount. Under the terms of (i) the Existing Loan Agreement, an aggregate principal amount of Existing Loans, together with accrued but unpaid interest and fees, of $_________________ is outstanding as of the Closing Date and (ii) under the terms of the Existing Master Lease Agreement, an aggregate principal amount of $ is outstanding as of the Closing Date. The Existing Portion and the Existing Lease Balance shall, pursuant to the terms hereof, be consolidated and restructured as a Loan which shall consist of (i) a loan in the aggregate principal amount of $7,000,000 (the "Tranche A Loan") and (ii) a loan in the amount of $2,000,000 (the "Tranche B Loan"). All principal and other amounts included in the Existing Portion and the Existing Lease Balance other than those amounts restructured as the Tranche A Loan and Tranche B Loan, shall, as of the Closing Date, be converted into shares of Convertible Preferred Stock in accordance with, and subject to the terms and conditions of, the Restructuring Agreement and the other Restructuring Transaction Documents.

                  2.1.2 Existing Portion. The Existing Portion was disbursed pursuant to the Existing Loan Agreement and Original Loan Agreement and the Existing Master Lease Balance was owed pursuant to the Existing Master Lease Agreement.

                  2.1.3 Use of Proceeds. The proceeds of the Existing Portion were used for the purposes specified in the Initial Loan Agreement and Existing Loan Agreement and certain consent letters from FINOVA to Borrower.

                  2.1.4 Notes. The Tranche A Loan shall be evidenced by the Tranche A Note. The Tranche B Loan shall be evidenced by the Tranche B Note.

                  2.1.5 Reborrowing. Borrower shall not be entitled to reborrow any portion of the Tranche A Loan or the Tranche B Loan which is repaid or prepaid.

                  2.2      Interest.

                  2.2.1 Interest Rate on Principal Balance. Except as provided in Section 2.5, the Principal Balance of (i) the Tranche A Loan shall bear interest at the Base Rate from time to time in effect plus 3.5% per annum, with a minimum interest rate of 9% per annum, and (ii) the Tranche B Loan shall bear interest at the rate of 15% per annum.

                  2.2.2 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Closing Date shall be included and the date of payment shall be excluded.

                  2.2.3 Maximum Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lenders shall not collect a rate of interest, including the Loan Fees, on any obligation or liability due and owing by Borrower to Lenders in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). All fees, charges, goods, things in action or any other sums or things of value (other than items (a), (b), (c) and (d) below) paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Note, this Loan Agreement, the other Loan Instruments or any other document or instrument in any way pertaining to the Loan, that, under the laws of the State of Arizona, may be deemed to be interest with respect to the Loan, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Loan shall be payable by Borrower and shall be deemed to be additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" with respect to the Loan shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Lenders and Borrower agree that the interest laws of the State of Arizona shall govern the relationship among them and understand and believe that the transactions contemplated by the Loan Instruments comply with the usury laws of the State of Arizona, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, nunc pro tunc, to Lenders only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lenders and Borrower. For the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to a loan, the "contracted for rate of interest" for the Loan shall consist of the following: (a) interest calculated in accordance with the provisions of subsection 2.2.1; (b) interest calculated in accordance with the provisions of Section 2.5; (c) the late charges, described and payable in accordance with provisions of Section 2.6; (d) the Loan Fees; and (e) all Additional Sums, if any. Borrower agrees to pay an effective "contracted for rate of interest" which is the sum of items
         (a), (b), (c), (d) and (e), as applicable, above. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event (i) Borrower shall not be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lenders shall be, at Lenders' option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (collectively, including, without limitation, the Loan Fees, the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) Borrower shall not have any action against Agent or Lenders for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.2.3 again shall apply.

         2.3      Intentionally Omitted .

         2.4      Principal and Interest Payments.

                  2.4.1 Interest. Except as otherwise provided in subsection 2.8.1(b), interest on (i) the Tranche A Loan shall be paid monthly in arrears on the first Business Day of each calendar quarter commencing July 1, 2002, and (ii) the Tranche B Loan shall be paid at the Maturity Date. All accrued and unpaid interest shall be due and payable in full on the Maturity Date.

                  2.4.2 Principal. Subject to subsection 2.4.3 and subsection 2.8.2, the Aggregate Principal Balance, together with all accrued and unpaid interest thereon and all other sums which then are due and payable pursuant to the terms of the Loan Instruments, shall be due and payable in full on the Maturity Date.

                  2.4.3 Forgiveness. Notwithstanding anything to the contrary set forth in this Loan Agreement or any other Loan Instrument, in the event that the Tranche A Loan (together with all accrued and unpaid interest thereon) is repaid in full prior to March 31, 2006, from sources other than a sale or issuance of equity, sales of assets or issuance of Indebtedness (except a Permitted Refinancing), then the outstanding principal balance of the Tranche B Loan, together with accrued and unpaid interest thereon, shall be forgiven, and the Tranche B Note then cancelled; provided, however, that in the event that any such repayment of or in respect of the Tranche A Loan shall be rescinded or otherwise must be restored or returned by Lenders upon the insolvency, bankruptcy, dissolution, liquidation or any other action of the Borrower or for any other reason, the Tranche B Loan and accrued interest thereon shall continue to be effective or automatically reinstated, as the case may be, all as though such payment in respect of the Tranche A Loan had not be made.

         2.5 Default Rate. During a Default Rate Period, Borrower's Obligations shall bear interest at the applicable Default Rate.

         2.6 Late Charges. If a payment of principal or interest to be made pursuant to this Loan Agreement becomes past due for a period in excess of five Business Days, Borrower shall pay on demand to Lenders a late charge of 2% of the amount of such overdue payment.

         2.7 Fees. All fees previously paid by Borrower to Lenders or added to the Principal Balance were fully earned by Lenders and are non-refundable.

         2.8      Prepayments.

                  2.8.1 Voluntary Prepayments. Borrower may at any time voluntarily prepay the Principal Balance of the Tranche A Loan or the Tranche B Loan in whole or in part, without any premium or penalty, subject to the following conditions:

                           (a) Notice of Prepayment; Number and Amount of
                  Prepayments. Not less than 10 days prior to the date upon which Borrower desires to make any voluntary prepayment of such Principal Balance, Borrower shall deliver to Lenders notice of its intention to prepay, which notice shall be irrevocable and shall state the prepayment date and the amount of such Principal Balance to be prepaid. The amount of any voluntary partial prepayment of such Principal Balance shall be not less than $100,000 or integral multiples thereof. A voluntary prepayment of such Principal Balance shall not be made more frequently than once a month.

                           (b) Additional Payments. Concurrently with any
                  voluntary prepayment of such Principal Balance pursuant to this subsection 2.8.1, Borrower shall pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lenders are in receipt of Good Funds, and any other sums which then are due and payable pursuant to the terms of any of the Loan Instruments.

                           (c) Application of Partial Prepayments. Any voluntary
                  partial prepayment of any Principal Balance pursuant to this subsection 2.8.1 shall be applied to the Principal Balance of the Tranche A Loan until paid in full and then, subject to
                  Section 2.4.3, to the Principal Balance of the Tranche B Loan.

                  2.8.2    Mandatory Prepayments.

                           (a) Required Prepayments. Until the Tranche A Loan
                  and all accrued interest thereon is paid in full, within thirty (30) days after the end of each fiscal year end of the Borrower, the Borrower shall pay to Lenders the Required Prepayment for such year end.

                           (b) Prepayments from Insurance Proceeds. Until
                  Borrower's Obligations are paid in full, Borrower shall pay to Lenders all insurance proceeds to the extent required by subsection 6.6.2.

                           (c) Application of Mandatory Prepayments. Prepayments
                  received by Lenders pursuant to clauses (a) and (b) of this subsection 2.8.2 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Instruments, except the Aggregate Principal Balance and accrued and unpaid interest thereon, (ii) with respect to prepayments received pursuant to clause (a) of this subsection 2.8.2 only, the accrued and unpaid interest on the portion of the Principal Balance of the Tranche A Loan being repaid and then to such portion of the Principal Balance of the Tranche A Loan and
                  (iii) with respect to repayments received pursuant to clause
                  (b) of this subsection 2.8.2, (A) accrued and unpaid interest on the portion of the Principal Balance of the Tranche A Loan being repaid and then such portion of the Principal Balance of the Tranche A Loan and (B) subject to Section 2.4.3, accrued and unpaid interest on the portion of the Principal Balance of the Tranche B Loan being repaid and then such portion of the Principal Balance of the Tranche B Loan.

         2.9 Payments after Event of Default. All payments received by Lenders during the existence of an Event of Default shall be applied in accordance with
Section 8.4.

         2.10 Method of Payment; Good Funds. All payments to be made pursuant to the Loan Instruments by Borrower to Lenders shall be made by wire transfer of Good Funds to the account of Agent at Citibank, N.A., 399 Park Avenue, New York, New York, ABA 021000089, Credit: FINOVA Capital Corporation, Credit Account No. 40680477, or to such other account as Agent shall notify Borrower.

                                   ARTICLE III

                                    SECURITY

         Borrower's Obligations shall be secured by a Lien upon all of the Collateral, which Lien at all times shall be superior and prior to all other Liens, except Permitted Prior Liens.

                                   ARTICLE IV

                              CONDITIONS OF CLOSING

         The effectiveness of this Agreement shall be subject to the satisfaction or waiver of all of the following conditions on or before the Closing Date in a manner, form and substance satisfactory to Agent:

         4.1 Representations and Warranties. On the Closing Date, the representations and warranties of each Obligor set forth in the Loan Instruments to which such Person is a party shall be true and correct in all material respects.

         4.2 Performance; No Default. Each Person shall have performed and complied with all agreements and conditions contained in the Instruments to which such Person is a party to be performed by or complied with by such Person prior to or at the Closing Date, and no Event of Default or Incipient Default then shall exist or result from the disbursement of such portion of the Loan.

         4.3 Delivery of Documents. The following shall have been delivered to Agent, each duly authorized and executed, where applicable, and in form and substance satisfactory to Agent:

                  (i) a certificates of authority to do business for Borrower from the Secretary of State of each new State in which Borrower will be conducting its Paging Business, each dated a recent date prior to the Closing Date;

                  (ii) certified copies of (i) the articles of incorporation of Borrower, certified by the Secretary of State of Delaware as of a recent date prior to the Closing Date; (ii) the by-laws of Borrower, certified by the secretary of Borrower and (iii) resolutions adopted by the board of directors of Borrower authorizing the execution and delivery of the Loan Instruments and Restructuring Transaction Documents and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the secretary of Borrower;

                  (iii) signature and incumbency certificates of officers of Borrower;

                  (iv) to the extent available to Borrower, certified copies or executed originals of each of the following:

                           (1) the Operating Agreements not previously delivered to Agent;

                           (2)      the Leases not previously delivered to
                                    Agent; and

                           (3) all instruments and documents evidencing Permitted Senior Indebtedness existing as of the Closing Date;

                  provided that Borrower shall use reasonable efforts to obtain all of the foregoing and to provide the same to Agent within 30 days after the Closing Date;

                  (vi) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may request.

         4.4 Opinions of Counsel; Direction for Delivery. Agent shall have received opinions dated the Closing Date from (A) Hodgson Russ LLP, counsel to Borrower, and (B) Richard S. Becker & Associates, special regulatory counsel for Borrower, in each case addressed to Agent, as a Lender and as Agent, in such form and covering such matters as Agent reasonably may require.

         4.5      Intentionally Omitted.

         4.6 Security Interests. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject in priority only to Permitted Prior Liens, shall have been filed or taken and Agent shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

         4.7 Financial Statements and Projections. Agent shall have such received pro-forma balance sheets, financial statements and operating projections with respect to Borrower as Agent reasonably may require.

         4.8 Insurance. At least three Business Days prior to the Closing Date, Borrower shall have delivered to Agent evidence satisfactory to Agent that all Business Insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

         4.9 Approval of Instruments and Security Interests; Consents. Agent shall have received evidence that all material approvals or consents shall have been obtained from the FCC and all other Governmental Bodies and, except to the extent the failure to obtain such approvals or consents could reasonably be expected to have a Material Adverse Effect, all other Persons, whose approval or consent is required to enable (i) Borrower and the other Persons party to the Instruments to enter into and perform their respective obligations under the Instruments to which each such Person is a party and (ii) such Person to grant to Agent the Security Interests contemplated in the Security Instruments to which such Person is a party.

         4.10 Use of Assets. Agent shall be satisfied that Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of Borrower's Paging Business, except where the failure to be entitled to such use and quiet enjoyment could not reasonably be expected to have a Material Adverse Effect.

         4.11 Proceedings and Documents. All corporate and other proceedings in connection with the Instruments and all documents and instruments incident thereto shall be reasonably satisfactory to Agent, and Agent shall have received all such counterpart originals or certified or other copies as Agent may request.

         4.12 Material Adverse Change. No event shall have occurred since December 31, 2001 and no litigation or governmental proceeding or investigation shall be pending, which has had or could reasonably be expected to have a Material Adverse Effect. No judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions on the transactions to be consummated on the Closing Date shall be in effect.

         4.13 Broker Fees. If the services of a broker or other agent have been used in connection with the transaction contemplated hereby and by the Restructuring Transaction Documents, all fees owed to such broker or agent shall have been paid and Agent shall have received evidence of such payment.

         4.14 Fees and Expenses. Agent shall have received payment of all fees and expenses described in subsection 11.1.1.

         4.15     Restructuring Agreement.

                  (i) The Restructuring Agreement shall have been executed and delivered by the parties thereto and shall be full force and effect.

                  (ii) The shall be not be any suit, litigation or other proceeding challenging the validity and effectiveness of the Restructuring Agreement and the transactions contemplated thereby.

                  (iii) All conditions to the obligations of Desert and FINOVA to consummate the "Contemplated Transactions" (as defined in the Restructuring Agreement) have been satisfied.

         4.16 FCC Approvals. The Borrower shall have obtained the FCC Consents necessary to be obtained at or prior to the Closing to execute and deliver the Restructuring Transaction Documents and the other agreements and instruments executed and delivered by the Borrower in connection herewith and therewith, to issue the Purchased Shares and the Purchaser Warrants (as such terms are defined in the Restructuring Agreement) and to carry out the transactions contemplated by the Restructuring Agreement, and such consents shall be in full force and effect at the Closing.

         4.17 Acknowledgment. The Borrower shall have executed and delivered the Acknowledgment to the Agent.

         4.18 Capital Expenditure Budget. The Borrower shall have delivered a capital expenditure budget for fiscal year 2002, in form and substance satisfactory to FINOVA.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Agent and Lenders as follows:

         5.1 Existence and Power. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Borrower is in good standing under the laws of each other jurisdiction in which the failure to be in good standing could have a Material Adverse Effect, except in Illinois and Wisconsin, where applications for authority to transact business are pending. Borrower has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date.

         5.2 Authority. Borrower has full power and authority to enter into, execute, deliver and carry out the terms of the Instruments to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by its articles of incorporation or by-laws.

         5.3      Borrower Capital Stock and Related Matters.

                  5.3.1 Borrower Capital Stock. There is set forth in Exhibit
         5.3.1 a complete description of the Borrower Capital Stock. The Borrower Capital Stock is validly issued, fully paid and non-assessable, and has been issued and sold in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. The Borrower Capital Stock is owned beneficially and of record by the Persons in the respective percentages set forth on Exhibit 5.3.1, free and clear of all Liens except the Security Interests.

                  5.3.2 Restrictions. Except as set forth in Exhibit 5.3.2, Borrower (i) is not a party to and has no knowledge of any agreements restricting the transfer of the Borrower Capital Stock, except the Loan Instruments, (ii) has not issued any rights which can be convertible into or exchangeable or exercisable for any Borrower Capital Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of the Borrower Capital Stock or any securities convertible into or exchangeable or exercisable for any Borrower Capital Stock and (iii) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Borrower Capital Stock. Borrower is not required to file, and Borrower has not filed, pursuant to the Securities Act or Section 12 of the Securities Exchange Act, a registration statement relating to any class of debt or equity securities.

         5.4 Binding Agreements. This Loan Agreement and the other Loan Instruments, when executed and delivered, will constitute the valid and legally binding obligations of Borrower to the extent Borrower is a party thereto, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

         5.5      Business and Property of Borrower.

                  5.5.1 Business and Property. Borrower (i) holds all FCC Licenses necessary to the operation of the System and all other Licenses necessary to the operation of the System, except where the failure to hold such other Licenses could not reasonably be expected to have a Material Adverse Effect and (ii) has not engaged in and does not propose to engage in any business activity other than the operation of the System and the Paging Business relating thereto.

                  5.5.2 Licenses. There is set forth in Exhibit 5.5.2 a description of all material Licenses which have been issued or assigned to Borrower, including all such Licenses issued by the FCC. All of such Licenses are in full force and effect and have been duly issued in the name of, or validly assigned to, Borrower, no default or breach exists thereunder and Borrower has full power and authority thereunder to operate the System and the Paging Business relating thereto.

                  5.5.3 Operating Agreements. There is set forth in Exhibit
         5.5.3 a description of all material Operating Agreements relating to the operation of the System which has not otherwise been disclosed in
         Exhibit 5.5.3 to the Existing Loan Agreement. Each such Operating Agreement shall be in full force and effect and no event shall have occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower which could have a Material Adverse Effect.

                  5.5.4 Facility Sites. There is set forth in Exhibit 5.5.4 the locations of the chief executive office of Borrower, the locations of all of Borrower's Property, the places where Borrower's books and records are kept and the locations of all switches, transmitters, control points, antennae, equipment and offices presently used in the operation of the System.

                  5.5.5 Leases. There is set forth in Exhibit 5.5.5 a list of all Leases, together with a complete and accurate address of each parcel of Leasehold Property subject to such Leases and the address of each Landlord under such Lease. Each Lease shall be in full force and effect, there shall have been no default in the performance of any of its terms or conditions by Borrower except as disclosed on Exhibit
         5.5.5 or, to the best knowledge of Borrower, any other party thereto, and, to the best knowledge of Borrower, no claims of default shall have been asserted with respect thereto except as disclosed on Exhibit
         5.5.5. The present and contemplated use of the Leasehold Property is in compliance with all applicable zoning ordinances and regulations and other laws and regulations, the violation of which could have a Material Adverse Effect.

                  5.5.6 Real Estate. There is set forth in Exhibit 5.5.6 a complete and accurate address and legal description of the Real Estate, together with the tax identification numbers applicable thereto. The present and contemplated use of the Real Estate is in compliance with all applicable zoning ordinances and regulations and other laws and regulations the failure to comply with which would have a Material Adverse Effect.

                  5.5.7 Operation and Maintenance of Equipment. To the best knowledge of Borrower, no Person owning or operating any equipment necessary for the operation of the System has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of Borrower to use or make use of the same or which could result in any material liability of Borrower for damages in connection therewith. To the best knowledge of Borrower, all of the equipment and other tangible personal property owned by Borrower is, in all material respects, in good operating condition and repair (subject to normal wear and tear) and, to the best knowledge of Borrower, has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

         5.6 Title to Property; Liens. Borrower shall have (i) good title to all Property necessary to conduct its Paging Business, except (A) any License which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All Property formerly held by Aquis Group and used in the operation by Borrower of its Paging Business have been transferred to Borrower as of the Original Closing Date and all consents necessary for such transfer have been obtained. All of such Property is free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of appropriate Uniform Commercial Code financing statements, the applicable Loan Instruments will create valid and perfected first Liens in the Property described therein, subject in priority only to Permitted Prior Liens.

         5.7      Projections and Financial Statements.

                  5.7.1 Financial Statements. Borrower has delivered to Agent the financial statements described in Exhibit 5.7.1 pertaining to the operations of the System. To the best knowledge of Borrower (i) such financial statements present fairly in all material respects the results of operations of the System for the periods covered thereby and the financial condition of the System as of the dates indicated therein, (ii) all of such financial statements have been prepared in conformity with GAAP consistently applied, except for the absence of footnotes and subject to year-end adjustments and (iii) since December 31, 2001, there has been no change which has had a Material Adverse Effect except as previously disclosed in writing to Agent. Borrower also has delivered to Agent a pro-forma balance sheet as of the Closing Date. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Instruments, presents fairly in all material respects the anticipated financial condition of Borrower as of the Closing Date.

                  5.7.2 Projections. Borrower has delivered to Agent the projections described in Exhibit 5.7.2 of the future operations of Borrower. Such projections give effect to the switch of the System to a 900 Mhz mode and represent the best estimates of future performance of Borrower believed by Borrower to be reasonable as of the Closing Date.

         5.8 Litigation. There is set forth in Exhibit 5.8 a description of all actions, suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against Borrower, relating to the System or the business or operations thereof or maintained by Borrower at law or in equity or before any Governmental Body which if adversely determined could reasonably be expected to have a Material Adverse Effect. None of the matters set forth in such Exhibit 5.8 could reasonably be expected to be adversely determined.

         5.9 Defaults in Other Agreements; Consents; Conflicting Agreements. Borrower is not in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could have a Material Adverse Effect. No material authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower of any of the Instruments to which Borrower is a party or (ii) as a condition to the validity or enforceability of any of the Instruments to which Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for (A) certain filings to establish and perfect the Security Interests and (B) filing of certain of the Loan Instruments with the FCC. No provision of any mortgage, indenture, material contract, material agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or affecting its Property conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Instruments or affect the validity or priority of the Security Interests. The execution, delivery and performance of the terms of the Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien other than Permitted Liens upon the Property of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.

         5.10 Taxes. Borrower has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against it, except such taxes or assessments as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP, and no tax liens have been filed and, to the best knowledge of Borrower, no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of Borrower and are not so reflected therein. The charges, accruals and reserves on the books of Borrower with respect to all federal, state, local and other taxes are considered by the management of Borrower to be adequate, and Borrower does not know of any unpaid assessment which is or might be due and payable by Borrower or create a Lien against any of Borrower's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of Borrower are under audit and Borrower is not the subject or target of any investigation by the Internal Revenue Service.

         5.11 Compliance with Applicable Laws. Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Borrower is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, the Communications Act, all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, the non-compliance with which could reasonably be expected to have a Material Adverse Effect. No material condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against Borrower's Property.

         5.12 Patents, Trademarks, Franchises, Agreements. Borrower owns, possesses or has the right to use all patents, trademarks, service marks, trade names, copyrights, franchises and rights with respect thereto (i) which are necessary for the conduct of the Paging Business proposed to be conducted by Borrower after the Original Closing Date and (ii) for which the failure to own, possess or have the right to use could have a Material Adverse Effect, in each case, without any known conflict with the rights of others and free of any Liens other than the Security Interests.

         5.13 FCC Matters. Borrower (i) has duly and timely filed all reports and other filings which are required to be filed by Borrower under the Communications Act and any other applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and (ii) is in compliance with the Communications Act and all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect. All information provided by or on behalf of Borrower in any material filing with the FCC was at the time of filing true, complete and correct in all material respects, and the FCC has been notified of any substantial or significant changes in such information as required in accordance with the Communications Act and all other applicable laws, rules and regulations.

         5.14 Environmental Matters. Borrower is in compliance in all material respects with all applicable Environmental Laws and no portion of any of Real Estate or the Leasehold Property has, to the best knowledge of Borrower, been used as a land fill. To the best knowledge of Borrower, there currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Estate or Leasehold Property in violation of applicable Environmental Laws.

         5.15 Application of Certain Laws and Regulations. Borrower is not and no Affiliate of Borrower is:

                  5.15.1 Investment Company Act. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.15.2 Holding Company Act. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  5.15.3 Foreign or Enemy Status. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act, (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder,
         (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended) or
         (iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

                  5.15.4 Regulations as to Borrowing. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.16 Margin Regulations. None of the transactions contemplated by this Loan Agreement or any of the other Loan Instruments, including the use of the proceeds of the Loan, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X, and Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U.

         5.17 Other Indebtedness. Upon the Closing, there will be no Indebtedness for Borrowed Money owed by Borrower to any Person, except (i) Borrower's Obligations and (ii) Permitted Senior Indebtedness permitted to exist as of the Closing Date pursuant to this Loan Agreement.

         5.18 No Misrepresentation. Neither this Loan Agreement nor any other Loan Instrument, certificate, information or report furnished or to be furnished by or on behalf of Borrower to Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to Borrower after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to Agent in writing.

         5.19     Employee Benefit Plans.

                  5.19.1 No Other Plans. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Exhibit 5.19.1. Borrower has provided Agent accurate and complete copies of all contracts, agreements and documents described on Exhibit 5.19.1.

                  5.19.2 ERISA and Code Compliance and Liability. Borrower and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been or will be determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been or will be determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                  5.19.3 Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
         Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

                  5.19.4 Prohibited Transactions and Payments. Neither Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

                  5.19.5 No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

                  5.19.6 ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

         5.20     Employee Matters.

                  5.20.1 Collective Bargaining Agreements; Grievances. Except as set forth in Exhibit 5.20.1, (i) none of the employees of Borrower is subject to any collective bargaining agreement with Borrower, (ii) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against Borrower by any of Borrower's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.

                  5.20.2 Claims Relating to Employment. Neither Borrower nor, to Borrower's best knowledge, any employee of Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would have a Material Adverse Effect due to (i) any information which Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

         5.21 Burdensome Obligations. After giving effect to the transactions contemplated by the Instruments Borrower (A) will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

         5.22 Broker Fees. Except as set forth on Schedule 5.22, the services of a broker or other similar agent have not been used in connection with the Loan or the transactions contemplated by the Restructuring Agreement.

         5.23 Pagers in Service. As of the date of the Restructuring Agreement there are no less than 190,000 Pagers in Service.

         5.24 Insurance. No notice of cancellation has been received with respect to any insurance policies required pursuant to Section 6.6.1 and Borrower is in material compliance with all conditions contained in such policies.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full Borrower agrees that it will:

         6.1 Legal Existence; Good Standing. Maintain its existence and its good standing in Delaware and maintain its qualification in each other jurisdiction in which the failure so to qualify could have a Material Adverse Effect.

         6.2 Inspection. Permit representatives of Agent and Lenders, upon reasonable prior notice and during normal business hours if no Event of Default or Incipient Default exists and is continuing, or without notice at any time if an Event of Default or Incipient Default exists and is continuing, to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with the Accountants, and such Accountants, as a condition to their retention by Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with Agent and Lenders.

         6.3 Financial Statements and Other Information. Maintain a standard system of accounting in accordance with GAAP and furnish to each Lender:

                  6.3.1 Monthly Statements. As soon as available and in any event within 30 days after the close of each month:

                            (a) a copy of the balance sheet of Borrower as of
                  the end of such month,

                           (b) statements of operations and Operating Cash Flow
                  for such month and for the period from the beginning of the then current year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period set forth in the Projections, and

                            (c) a Pager Certificate for each Borrower as of the
                  last day of such month,

         all in reasonable detail, containing such information as Lenders reasonably may require, and certified as complete and correct, subject to normal year-end adjustments, by the Chief Financial Officer of Borrower.

                  6.3.2 Annual Statements. As soon as available and in any event within 90 days after the close of each year:

                           (a) the balance sheet of Borrower as of the end of
                  such year and the statements of operations, cash flows, shareholders' equity (collectively, the "Basic Financial Statements"), Operating Cash Flow and Excess Cash Flow for such year setting forth in each case in comparative form the corresponding figures set forth in the Projections for such year,

                           (b) an opinion of the Accountants which shall
                  accompany the Basic Financial Statements of Borrower, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of Borrower, and

                           (c) a letter from the Accountants stating that the
                  statements of Operating Cash Flow and Excess Cash Flow were computed in accordance with the requirements of this Loan Agreement.

                  6.3.4 Officer's Certificates. The financial statements described in subsection 6.3.2 shall be accompanied by a Compliance Certificate.

                  6.3.5 Accountants' Certificate. Simultaneously with the delivery of the certified Basic Financial Statements required by subsection 6.3.2, copies of a certificate of the Accountants stating that (i) they have checked the computations delivered by Borrower in compliance with subsection 6.3.2, and (ii) in making the examination necessary for their audit or review of the Basic Financial Statements for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that (A) Borrower was not in compliance with the terms, covenants, provisions or conditions of any of the Loan Instruments, or (B) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof.

                  6.3.6 Audit Reports. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.2, including any so-called "Management Letter", management report or similar report, or any correspondence or "going concern opinions", in each case submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrower.

                  6.3.7 Business Plans. Not less than 30 days prior to the end of each year, a business plan for the Paging Business of Borrower for the following year setting forth in reasonable detail the projected Operating Cash Flow, Capital Expenditures and operations budget of such Paging Business and of Borrower, and such other information as Lenders reasonably may request, for such following year.

                  6.3.8 Notice of Defaults; Loss. Prompt written notice if: (i) any Indebtedness of Borrower is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) there shall occur and be continuing an Event of Default, accompanied by a statement of the president of Borrower setting forth what action Borrower proposes to take in respect thereof, or (iii) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or adverse effect.

                  6.3.9 Notice of Suits; Adverse Events. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to Borrower by any Governmental Body or any other Person that is material to the operation of the Paging Business of Borrower, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

                  6.3.10 Reports to Shareholders, Creditors and Governmental Bodies.

                           (a) Promptly upon becoming available, copies of all
                  financial statements, reports, notices and other statements sent or made available generally by Borrower to its shareholders, of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by Borrower or others concerning material developments in the business of Borrower.

                           (b) Promptly upon becoming available, copies of any
                  periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by any Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

                  6.3.11   ERISA Notices and Requests.

                           (a) With reasonable promptness, and in any event
                  within 30 days after occurrence of any of the following, notice and/or copies of: (i) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan;
                  (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of Borrower or any of its ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or
                  Section 412 of the Code by the due date.

                           (b) Promptly and in any event within 10 days of
                  becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                           (c) With reasonable promptness but in any event
                  within 10 days after the occurrence of any of the following, copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; and written notice within two Business Days of Borrower's or any ERISA Affiliate's filing of or intention to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

                  6.3.12 Capital Expenditure Budget. By January 20 of each fiscal year, a copy of a budget showing capital expenditures for such fiscal year, which budget shall in all respects be in form and substance reasonably satisfactory to FINOVA or, and shall be subject to approval by FINOVA, but which in any event shall contain a description of the intended use of such amounts and the jurisdiction in which the assets to be acquired shall be located, with support describing the rationale for such expenditure (each such report for such fiscal year, an "Approved Capital Expenditure Budget").

                  6.3.13   Other Information.

                           (a) Immediate notice of any material change in, or
                  termination of, the employment of Keith Powell, any change in the location of any Property of Borrower which is material to or necessary for the continued operation of Borrower's business, any change in the name of Borrower, any sale or purchase of Property outside the regular course of business of Borrower, and any change in the business or financial affairs of Borrower, which change could have a Material Adverse Effect.

                           (b) Promptly upon request therefor, such other
                  information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lenders reasonably may request from time to time.

         6.4 Reports to Governmental Bodies and Other Persons. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person, except where the failure to file could not reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Licenses and Other Agreements. Maintain in full force and effect at all times (subject to any modification in the ordinary of business which could not reasonably be expected to have a Material Adverse Effect), and apply in a timely manner for renewal of, all Licenses, trademarks, trade names and agreements necessary for the operation of its Paging Business, the loss of any of which could have a Material Adverse Effect, and deliver to Agent (i) prompt notice of the proposed amendment or modification of any of such Licenses, trademarks, tradenames or agreements which could reasonably be expected to have a Material Adverse Effect and (ii) (A) evidence of the filing of any application for renewal of any such Licenses not later than the last day such application may be filed in accordance with applicable law and (B) copies of any petition filed to deny any such renewal application promptly after receipt thereof by Borrower.

         6.6      Insurance.

                  6.6.1 Maintenance of Insurance. Maintain in full force and effect Business Insurance as required by the insurance letter agreement between Borrower and Agent attached hereto as Exhibit 6.6.1, all of which shall be written by insurers and in amounts and forms satisfactory to Agent and otherwise comply with the terms of such insurance letter agreement, and deliver to Agent such evidence of compliance with this subsection 6.6.1 as Agent may require.

                  6.6.2 Claims and Proceeds. Borrower hereby directs all insurers under all policies of Business Insurance to pay all proceeds payable thereunder directly to Agent and Borrower hereby authorizes Agent to collect all such proceeds. Borrower irrevocably appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Borrower acknowledges that such appointment as attorney and agent in fact is a power coupled with an interest, and therefore is irrevocable. The insurance proceeds received on account of any loss, damage, destruction or other casualty (i) if any Event of Default exists and is continuing or if the aggregate amount thereof exceeds $200,000, at the option of Agent may be applied to the payment of Borrower's Obligations in the order as provided in
         Section 2.8.2(c) or (ii) at the option of Agent may be (or if no Event of Default exists and is continuing and the aggregate amount thereof is $200,000 or less, shall be), held by Agent and applied to pay for the cost of repair or replacement of the Property which was the subject of such loss, damage, destruction or other casualty, in which event such proceeds shall be made available in the manner and under such conditions as Agent may require. In the event such proceeds are to be applied to the repair or replacement of Property, the Property shall be repaired or replaced so as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty within 90 days after receipt of such proceeds.

         6.7 Future Leases. Deliver to Agent, concurrently with the execution by Borrower, as lessee, of any lease pertaining to real property, (i) an executed copy thereof, (ii) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance satisfactory to Agent, and (iii) a Landlord Consent and Waiver from the lessor under such lease.

         6.8 Future Acquisitions of Real Property. Deliver to Agent concurrently with the (i) execution by Borrower of any contract relating to the purchase by Borrower of real property, an executed copy of such contract and (ii) closing of the purchase of such real property, (A) a first mortgage or deed of trust in favor of Agent on such real property, in form and substance satisfactory to Agent, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent, (C) an ALTA/ACSM survey of such real property and (D) such other documents and assurances with respect to such real property as Agent may require.

         6.9      Environmental Matters.

                  6.9.1 Compliance. At all times comply with, and be responsible for, its material obligations under all Environmental Laws applicable to the Real Estate, Leasehold Property and any other Property owned by Borrower or used by Borrower in the operation of Borrower's Paging Business. At its sole cost and expense, Borrower shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against Borrower, any portion of any Real Estate or Leasehold Property or any other Property owned by Borrower or used by Borrower in the operation of its business alleging violations of any law, ordinance and/or regulation requiring Borrower to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices, provided
         (A) reserves in an amount reasonably satisfactory to Agent to pay the costs associated with complying with any such notice are established by Borrower and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by Borrower which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrower shall deliver to Agent a copy thereof.

                  6.9.2 Certification. Deliver to Agent, not later than the first Business Day of each year, an Environmental Compliance Certificate.

         6.10 Compliance with Laws. Comply with the Communications Act and all other federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower and its operations, the failure to comply with which could have a Material Adverse Effect.

         6.11 Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower, provided that Borrower shall not be required by this Section 6.11 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books reasonably satisfactory to Agent.

         6.12 Maintenance of Properties. Maintain all of its Properties necessary in the operation of its Paging Business in good working order and condition.

         6.13 Governmental Approvals. Upon the exercise by Agent and/or Lenders of any power, right or privilege pursuant to the provisions of any of the Loan Instruments after the occurrence and during the continuance of any Event of Default requiring any consent, approval or authorization of any Governmental Body (including, without limitation, transfers of Licenses), promptly execute and cause the execution of all applications, certificates, instruments and other documents that Agent and/or Lenders may be required to obtain for such consent, approval or authorization.

         6.14 Payment of Indebtedness. Except as to matters being contested in good faith and by appropriate proceedings and except to the extent prohibited by the terms of this Loan Agreement, promptly pay when due, or in conformance with customary trade terms, all of its Indebtedness.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Until all of Borrower's Obligations are paid and performed in full, Borrower shall not:

         7.1 Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations and (ii) Permitted Senior Indebtedness, provided that any Permitted Senior Indebtedness repaid cannot be reborrowed.

         7.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

         7.3 Merger and Acquisition. Consolidate with or merge with or into any Person, acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person, or acquire any Paging Business, or enter into any agreement for or related to the foregoing.

         7.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except for liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         7.5 Distributions. Make any dividends, distributions or other shareholder expenditures with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the Borrower Capital Stock.

         7.6 Capital Expenditures. Make or incur any Capital Expenditures in any year set forth below in excess of the amount set forth below opposite such year, provided such Capital Expenditures are in accordance with the Approved Capital Expenditure Budget for such year, except to the extent such Capital Expenditures are made from the proceeds of additional cash capital contributions to Borrower, no Event of Default exists and is continuing at the time such cash capital contributions are made and such Capital Expenditures have been included in the Approved Capital Expenditure Budget for such year:

                   Year                      Amount
                   ----                      ------
                   2002                      $1,062,000
                   2003                      $1,102,000
                   2004                      $1,130,000
                   2005                      $1,074,000
                   2006                      $1,027,000
                   2007                      $  988,000

         7.7 Payments of Indebtedness for Borrowed Money. Make any payment or prepayment on account of any Indebtedness for Borrowed Money other than Borrower's Obligations, except that Borrower may make regularly scheduled payments on account of Permitted Senior Indebtedness.

         7.8 Obligations as Lessee Under Operating Leases. Enter into or suffer to exist any arrangement as lessee of Property under any Operating Lease if the aggregate rentals for all such Operating Leases during any year would exceed $4,000,000.

         7.9 Investments, Loans. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate (including any payment or advance to or for the benefit of Aquis Group or any of its subsidiaries other than Borrower in connection with any acquisition by such Person), or expend more than $10,000 in the nature of earnest money, deposit or down payment for the purchase of capital stock or any other interest in any Person or of substantially all of the assets of any Person, or expend more than $10,000 in the nature of due diligence or other investigation of any Person or the assets of any Person in connection with the proposed purchase of capital stock or any other interest in any Person or of substantially all of the assets of any Person, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors, and (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above. All investments permitted pursuant to clauses (i), (ii) and (iii) of this
Section 7.9 shall have a maturity not exceeding one year.

         7.10 Fundamental Business Changes. Materially change the nature of its business or engage in any business other than the Paging Business.

         7.11 Facility Sites. Not change the locations of any tower installations, transmitters, switches or offices used in the operation of the System unless (i) Agent shall have received notice of such change not later than 10 Business Days after such change, (ii) Borrower shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, including, without limitation, the FCC, (iii) such change could not reasonably be expected to have a Material Adverse Effect and (iv) Borrower shall have executed and delivered to Agent any documents Agent reasonably may require in order to maintain the validity and priority of the Security Interests.

         7.12 Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property except for (i) the sale or disposition of (A) inventory in the ordinary course of business, (B) Property which is not material to or necessary for the continued operation of its business and (C) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests,
(ii) Trade Out Transactions consummated in connection with promotional or other activities, all of which shall be conducted by Borrower in the ordinary course of business consistent with past practices, and (iii) asset sales with respect to which Borrower has obtained Lenders' prior written consent, which consent may be given or withheld in the sole and absolute discretion of Lenders.

         7.13 Amendment of Certain Agreements. Amend, modify or waive any term or provision of (i) its articles of incorporation or by-laws or (ii) the Amro Subordinated Note.

         7.14 Acquisition of Additional Properties. Acquire any additional Property except, subject to the conditions and limitations set forth in this Loan Agreement, such Property as is necessary to or useful in the operation of its business.

         7.15 Equity Sales. Issue or sell any additional capital stock or any options or other interests convertible into or exercisable for any such additional capital stock or any debt securities, provided that the foregoing shall not be deemed to prohibit Borrower from accepting Equity Contributions or consummating the transactions under the Restructuring Agreement.

         7.16 Transactions with Affiliates. Sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate, lease Property, render or receive services or purchase assets from any Affiliate, or otherwise enter into any contractual relationship with any Affiliate on terms which are less favorable to Borrower than those otherwise reasonably attainable on an arm's length basis from a Person which is not one of its Affiliates..

         7.17     Compliance with ERISA.

                   (i) Permit the occurrence of any Termination Event which would result in a liability to Borrower or any ERISA Affiliate in excess of $50,000;

                  (ii) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $50,000;

                  (iii) Permit any accumulated funding deficiency in excess of $50,000 (as defined in Section 302 of ERISA and Section 412 of the
         Code) with respect to any Pension Plan, whether or not waived;

                  (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;

                  (v) Engage, or permit Borrower or any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in
         Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
         Section 4975 of the Code in excess of $50,000 is imposed;

                  (vi) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or any ERISA Affiliate; or

                  (vii) Fail, or permit Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

         7.18 Minimum Cash Balance. During Borrower's 2002 fiscal year, permit the Cash Equivalents to be less than $1,000,000 as of the last day of each fiscal quarter.

         7.19 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the last day of each fiscal year set forth below to be greater than the ratio set forth opposite such date set forth below:

                  Year                                Ratio
                  ----                                -----

                   2002                               4.00 to 1.00
                   2003                               2.35 to 1.00
                   2004                               1.61 to 1.00
                   2005                               1.07 to 1.00
                   2006 and thereafter                0.68 to 1.00

         7.20 Minimum EBITDA. Permit (i) as of December 31, 2002, Operating Cash Flow to be less than 92% of the amount set forth for such corresponding date on the Projections and (ii) as of March 31, 2003 and the last day of each fiscal quarter thereafter (calculated for a period of four consecutive fiscal quarters ended on the last day of such fiscal quarter), Operating Cash Flow to be less than 92% of the amount set forth for each such corresponding date on the Projections.

         7.21 Certain Agreements. Enter into any joint operating or similar agreements with respect to the operation of the System or any other paging system without the prior written consent of Lenders.

         7.22 Amro Subordinated Note. Make any payment of principal, interest, fees or any other amount under or in respect of the AMRO Subordinated Note.

         7.23 Fiscal Year. Cause its fiscal year to end on a date other than on December 31.

                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

         8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Instruments:

                  8.1.1 Default in Payment. If Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable.

                  8.1.2    Breach of Covenants.

                           (a) If Borrower shall fail to observe or perform any
                  covenant or agreement made by Borrower contained in Section 6.1, 6.2, 6.3.2, 6.5, 6.6, 6.9, 6.10, 6.11, 6.13 or 6.14 or in
                  Article VII; or

                           (b) If any Obligor shall fail to observe or perform
                  any covenant or agreement (other than those referred to in subparagraph (a) or (b) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after written notice of such failure is given by Lenders.

                  8.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of any Obligor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect.

                  8.1.4 Default Under Other Indebtedness for Borrowed Money. If
         (i) Borrower or Aquis Group at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $100,000, (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of Borrower (other than Borrower's Obligations) or Aquis Group outstanding in a principal amount of at least $200,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto, or (iii) Aquis Group shall be in default under the Restructuring Transaction Documents.

                  8.1.5    Bankruptcy.

                           (a) If Borrower or Aquis Group shall (i) generally
                  not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

                           (b) If any Governmental Body of competent
                  jurisdiction shall enter an order appointing, without consent of Borrower or Aquis Group, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or Aquis Group of any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days.

                  8.1.6 Judgments. If there shall be entered against Borrower or Aquis Group one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $250,000 in the aggregate at any one time outstanding (after taking into account any insurance with respect to which the insurer has assumed responsibility in writing and any indemnification upon terms and by credit-worthy indemnitors which are satisfactory to Lenders), or which have been in force for less than the applicable period for filing an appeal so long as execution has not been levied thereunder (or in respect of which Borrower or Aquis Group shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review).

                  8.1.7 Impairment of Licenses; Other Agreements. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any License of Borrower, the adverse modification or non-continuation of which could reasonably be expected to have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License, which violation, default or failure could reasonably be expected to have a Material Adverse Effect, or
         (iii) any agreement which is necessary to the operation of the Paging Business of Borrower or Aquis Group shall be revoked or terminated and not replaced by a substitute acceptable to Lenders within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

                  8.1.8 Collateral. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrower shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Instruments as against any Person, or the title and rights of any Person party to any Loan Instrument to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

                  8.1.9 Interruption of Operations. If the operations of the System shall cease completely at any time for more than 72 hours during any period of 10 consecutive days, unless (i) the operations of all or substantially all of the paging systems in the relevant market also are interrupted for a like period of time and (ii) Borrower shall be receiving during such period proceeds of business interruption insurance sufficient to assure that its per diem Operating Cash Flow during such period is at least equal to its average per diem Operating Cash Flow for the consecutive three month period preceding the initial date of interruption; provided, however, that, notwithstanding the provisions of clauses (i) and (ii) to the contrary, an Event of Default shall be deemed to occur hereunder if the operations of the System shall cease completely at any time for more than 120 hours during any period of 20 consecutive days.

                  8.1.10 Plans. If an event or condition specified in subsection
         6.3.11 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur, or in the opinion of Lenders be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

                  8.1.11 Change in Control. If any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Securities Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including as a result of a merger or consolidation), of more than 30% of the total voting power in the aggregate of all classes of capital stock of Aquis Group then outstanding normally entitled to vote in elections of directors (but excluding from the percentage of voting power held by any group the voting power of shares owned by Desert or any such "person" or "group" to whom Desert assigns or transfers any such capital stock).

                  8.1.12 Subordinated Indebtedness. If any payment is made on or in respect of the Amro Subordinated Note, if the payment of the Amro Subordinated Note is accelerated, any "event of default" (howsoever defined) shall have occurred therein or if any holder of the Amro Subordinated Note takes any action to collect any amounts thereon or in respect thereof.

                  8.1.13 Amro Subordination Agreement. If the Amro Subordination Agreement ceases to be in full force and effect or if there is a breach by Amro, Aquis Group or the Borrower thereunder.

         8.2 Acceleration of Borrower's Obligations. Upon the occurrence of:

                           (a) any Event of Default described in clauses (ii),
                  (iii), (iv) and (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

                           (b) any other Event of Default, Lenders, at any time,
                  at their option, without further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than notice of the declaration referred to in clause (b) above), all of which hereby are waived.

         8.3 Remedies on Default. If Borrower's Obligations have been accelerated pursuant to Section 8.2, Lenders, at their option, may:

                  8.3.1 Enforcement of Security Interests. Enforce their rights and remedies under the Loan Instruments in accordance with their respective terms.

                  8.3.2 Other Remedies. Enforce any of the rights or remedies accorded to Lenders and/or Agent at equity or law, by virtue of statute or otherwise.

         8.4 Application of Funds. Any funds received by Lenders or Agent pursuant to the exercise of any rights accorded to Lenders and/or Agent pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral shall be applied to Borrower's Obligations in the following order of priority:

                  8.4.1 Expenses. First, to the payment of (i) all fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Agent and Lenders, in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorney's fees, and (ii) all Liens superior to the Liens of Agent except such superior Liens subject to which any sale of the Collateral may have been made.

                  8.4.2 Borrower's Obligations. Next, to the payment of Borrower's Obligations in such order as Lenders may determine, provided that no amount shall be applied to the Tranche B Note before the Principal Balance of the Tranche A Note and all accrued interest thereon is paid in full and any application to the Principal Balance of the Tranche B Note and accrued interest thereon shall at all times be subject to Section 2.4.3.

                  8.4.3 Surplus. Any surplus, to the Person or Persons entitled thereto.

         8.5 Performance of Borrower's Obligations. If Borrower fails to (i) maintain in force and pay for any insurance policy or bond which Borrower is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of Borrower to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Instruments with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of Borrower hereunder or under any of the other Loan Instruments, and (vi) keep fully and perform promptly the obligations of Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Agent or Lenders may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower. Borrower shall reimburse Agent and Lenders immediately upon demand for all sums paid or advanced on behalf of Borrower for any such purpose, together with costs and expenses (including reasonable attorney's fees) paid or incurred by Agent and Lenders in connection therewith and interest on all sums advanced from the date of advancement until repaid to Agent and Lenders at the Default Rate. All such sums advanced by Agent and Lenders, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

                                   ARTICLE IX

                 ADDITIONAL LENDERS AND PARTICIPANTS; THE AGENT

         9.1      Assignment to Other Lenders.

                  9.1.1 Assignment. FINOVA may make one or more Loan Assignments to an Assignee and each Assignee, with the prior written consent of Agent (which may be given or denied in the sole discretion of Agent), may make a Loan Assignment of the rights and obligations which were assigned to such Assignee, provided, however, that (i) each Loan Assignment shall be of a constant, and not a varying, percentage of all rights and obligations of such Lender under this Loan Agreement, (ii) each Loan Assignment shall not be less than $1,000,000 and shall be in integral multiples of $1,000,000 in excess thereof, (iii) the parties to each such Loan Assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with any Note or Notes subject to such assignment and (iv) FINOVA at all times shall maintain not less than a 51% interest in Borrower's Obligations.

                  9.1.2 Effect of Loan Assignment. Upon the execution, delivery, acceptance and recording of an Assignment and Acceptance (i) the Assignee thereunder shall be a party to this Loan Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Loan Agreement.

                  9.1.3 Register. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names, addresses, and interests of the Lenders in Borrower's Obligations (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  9.1.4 Substitution of Notes. Simultaneously with the delivery by Agent to Borrower of any Note which is the subject of a Loan Assignment which is marked "canceled," Borrower shall execute and deliver to Agent for delivery to (i) the applicable Assignee, a Note payable to the order of such Assignee in an amount equal to the amount assigned to such Assignee, and (ii) the assigning Lender, a Note payable to the order of such Lender in an amount equal to the amount retained by such Lender, each such Note to be substantially in the form of the canceled Note.

                  9.1.5 Inspections. Any action which any Assignee shall desire to undertake pursuant to Section 6.2 shall be coordinated by such Assignee through Agent, and Agent shall accompany each such Assignee which desires to undertake any such action pursuant to Section 6.2.

         9.2 Participations. Subject to the restrictions set forth in subsection 9.1.1, each Lender shall have the right to sell Participations. In the event of the sale of a Participation, the obligations of the Lender selling such a Participation shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Note which previously has been delivered to Lender pursuant to the terms of this Loan Agreement, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Notwithstanding the sale of any Participation, all amounts payable by Borrower pursuant to the terms of the Loan Instruments shall be determined as if no such Participation had been sold. No Participant shall be entitled to require a Lender to take or omit to take any action pursuant to the Loan Instruments except as provided in the Participation Agreement executed by and between the Participant and such Lender.

         9.3 Set Off and Sharing of Payments. Upon the occurrence of any Event of Default and the acceleration of Borrower's Obligations, each Lender is authorized by Borrower, at any time or from time to time thereafter, without notice to Borrower or to any other Person, to set off and to appropriate and apply any and all balances held by such Lender for the account of Borrower, and any other Property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of Borrower's Obligations which are not paid when due. Borrower agrees that (i) each Lender may exercise its right to set off with respect to amounts in excess of such Lender's share of Borrower's Obligations and may sell Participations in such excess to other Lenders and (ii) any Lender so purchasing a Participation in the Loan made or other of Borrower's Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such Participation as fully as if such Lender were a direct holder of the Loan and other of Borrower's Obligations in the amount of such Participation.

         9.4 Lenders' Decisions. Until a Loan Assignment is made, all Lenders' Decisions shall be made solely by FINOVA. After a Loan Assignment is made, any Lenders' Decisions which may be made pursuant to the Loan Instruments by Lenders or as to which the Lenders shall have the right to consent shall be made as set forth in the applicable Lender Addition Agreements; provided, however, that (i) except as set forth in clause (ii) below, such Lender Addition Agreements shall provide that any holder or holders of 67% or more of the Principal Balance shall have the right to make all Lenders' Decisions and to consent to any matter arising under the Loan Instruments without obtaining the consent of any other holder or holders of the Principal Balance and (ii) the Lender Addition Agreements may provide that the consent of all Lenders shall be required for Lenders' Decisions relating to (A) increasing the amount of the Loan, (B) extending the Maturity Date, (C) altering the interest rates applicable to or the repayment terms of the Loan or (D) amending Article VII or Article IX.

         9.5 Appointment of Agent. Each Lender hereby irrevocably appoints and authorizes FINOVA to act as Agent for such Lender under this Loan Agreement and to execute and deliver or accept the other Loan Instruments on behalf of such Lender. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Instruments and any other instruments and agreements referred to herein and therein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms of this Loan Agreement, together with such powers as are reasonably incidental thereto. FINOVA agrees to act as the Agent on behalf of the Lenders to the extent provided in this Loan Agreement.

         9.6 Delegation of Duties. The Agent may perform any of its respective duties hereunder by or through agents or employees and shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.7 Nature of Duties; Independent Credit Investigation. Agent shall have no duties or responsibilities except those expressly set forth in this Loan Agreement and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or otherwise exist. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Loan Agreement a fiduciary or trust relationship in respect of any Lender, and nothing in this Loan Agreement express or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Loan Agreement except as expressly set forth herein. Each Lender expressly acknowledges that (i) Agent has not made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of any of the Persons party to any Loan Instrument shall be deemed to constitute any representation or warranty by Agent to any Lender and (ii) it has made and will continue to make, without reliance upon Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Persons party to any Loan Instrument and the condition and value of the Collateral in connection with this Loan Agreement and the making of the Loan.

         9.8 Instructions from Lenders. Agent shall have the right to request instructions from the Lenders by notice to each of the Lenders. If Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Loan Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Lenders, and Agent shall not incur liability to any Person by reason of so refraining. No Lender shall have any right of action against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of the Lenders.

         9.9 Exculpatory Provisions. None of Agent or any of its respective directors, officers, employees, agents, attorneys or Affiliates shall (i) be liable to any Lender for any action taken or omitted to be taken by it or them pursuant to any Loan Instruments unless caused by it or its respective directors, officers, employees, agents, attorneys or Affiliates own gross negligence or willful misconduct, (ii) be responsible in any manner to any of Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Loan Agreement or any other Loan Instruments or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Loan Agreement or any other Loan Instruments, or (iii) be under any obligation to any of Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Persons party to any Loan Instrument, the financial condition of such Persons, or the existence or possible existence of any Event of Default or Incipient Default.

         9.10 Reimbursement and Indemnification by Lenders of Agent. Each Lender agrees to reimburse and indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as such, in any way relating to or arising out of this Loan Agreement or any other Loan Instruments or any action taken or omitted by Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

         9.11 Reliance by Agent. Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by Agent. Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense (other than a liability or expense relating to gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

         9.12 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Default or Event of Default unless Agent has received written notice from a Lender or Borrower referring to this Loan Agreement, describing such Incipient Default or Event of Default and stating that such notice is a "notice of default."

         9.13 Release of Collateral. Lenders hereby authorize Agent to release any Lien granted to Agent upon any Collateral upon (i) the payment and satisfaction of all of Borrower's Obligations or (ii) the request of Borrower if such release is required pursuant to the terms of any of the Loan Instruments.

         9.14 Lenders in Their Individual Capacities. With respect to the portions of the Loan made by it, Agent shall have the same rights and powers as any other Lender and may exercise the same as thought it were not Agent, and the term "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, Borrower and its Affiliates as though such Lender were not a Lender hereunder.

         9.15 Holders of Notes. Agent may deem and treat any payee of any Note as the owner hereof for all purposes unless and until Agent receives an Assignment and Acceptance with respect thereto. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         9.16 Successor Agent. Agent may resign at any time by giving not less than 30 days' prior written notice to Borrower and the other Lenders. The Lenders shall have the right to appoint a successor Agent. If a successor Agent is not appointed within 30 days following Agent's notice of its resignation or its removal, Agent shall appoint a successor agent who shall serve as Agent until such time as the Lenders appoint a successor Agent. Upon its appointment, such successor Agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent, the provisions of this Article IX shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Agent.

         9.17 Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, reports, notices, communications or other information received by Agent from Borrower or any other Person under or in connection with any Loan Instruments except (i) as specifically provided in the Loan Instruments or (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

         9.18 Beneficiaries. Except as expressly provided in this Loan Agreement, the provisions of this Article IX are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Loan Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

                                    ARTICLE X

                                     CLOSING

         The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by Agent. The Closing shall take place at the offices of Piper Rudnick LLP, 1251 Avenue of the Americas, New York, NY 10020 or such other place as the parties hereto shall agree. Unless the Closing occurs on or before , 2002, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrower to Agent pursuant to Article XI, none of the parties hereto shall have any further obligation to any other party except as provided in the Existing Loan Agreement.

                                   ARTICLE XI

                             EXPENSES AND INDEMNITY

         11.1 Attorney's Fees and Other Fees and Expenses. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Agent on demand all expenses incurred by Agent and Lenders, in connection with the transactions contemplated hereby (including, without limitation, any appraisal fees, environmental audit fees and title and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:

                  11.1.1 Fees and Expenses for Preparation of Loan Instruments. All expenses, disbursements and reasonable attorney's fees (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) of counsel retained by Agent and Lenders in connection with the preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers hereto or thereto.

                  11.1.2 Fees and Expenses in Enforcement of Rights or Defense of Loan Instruments. Any expenses or other costs, including reasonable attorney's fees and expert witness fees actually incurred by Agent and Lenders in connection with the enforcement or collection against Borrower or any other Person party to any Loan Instrument of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower or any other Person party to the Loan Instruments of any provision of any of the Loan Instruments in any state or federal bankruptcy or reorganization proceeding.

         11.2 Indemnity. Borrower agrees to indemnify and save Agent and Lenders harmless of and from the following:

                  11.2.1 Brokerage Fees. The fees, if any, of brokers and finders engaged by Borrower.

                  11.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorney's fees and expenses) incurred by Agent and Lenders, in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Agent or any Lender is a party to such litigation, proceeding or suit, or is subject to such investigation, except to the extent of any gross negligence or willful misconduct of Agent or any Lender.

                  11.2.3 Operation of Collateral; Joint Venturers. Any loss, cost, liability, damage or expense (including reasonable attorney's fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Agent or any Lender and Borrower as having the relationship of joint venturers or partners or the determination that Agent or any Lender has acted as agent for Borrower.

                  11.2.4 Environmental Indemnity. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Agent and Lenders arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Estate or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorney's fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Agent or such Lender when incurred by Agent or such Lender, except to the extent of any gross negligence or willful misconduct of Agent or any Lender.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

         To Borrower:     Aquis Wireless Communications, Inc.
                          1719A Route 10
                          Suite 300
                          Parsippany, New Jersey 07054
                          Attention:        D. Brian Plunkett
                          Telecopy No.: (973) 560-8004

         Copy to:         Hodgson Russ LLP
                          One MT Plaza
                          Suite 2000
                          Buffalo, New York 14203
                          Attention:        Joseph Galda, Esq.
                          Telecopy No.: (716) 849-0349

         To Lender:       FINOVA Capital Corporation
                          500 Church Street
                          Suite 200
                          Nashville, TN 37219
                          Attention: Portfolio Manager
                                     Communications Finance
                          Telecopy No.:  (615) 242-0842

         Copy to:         FINOVA Capital Corporation
                          The FINOVA Corporate Center
                          4800 North Scottsdale Road
                          Scottsdale, Arizona 85251-7623
                          Attention:    Vice President, Law
                          Telecopy No.: (602) 207-5036

         Copy to:         Piper Rudnick LLP
                          1251 Avenue of the Americas
                          New York, New York  10020
                          Attention:    David J. Fisher, Esq.
                          Telecopy No.: (212) 835-6001

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received
(i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

         12.2 Survival of Loan Agreement; Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lenders of the Note and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrower to indemnify Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Agent or any Lender have run.

         12.3 Further Assurance. From time to time, Borrower shall execute and deliver to Agent and Lenders such additional documents as Lenders reasonably may require to carry out the purposes of the Loan Instruments and to protect Lenders' rights thereunder, including, without limitation, using its best efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Instruments.

         12.4 Taxes and Fees. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any Lender's demand, and agrees to hold Lenders harmless with respect thereto.

         12.5 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, including, but not limited to, any of the rules and regulations and policies of the FCC, or by reason of the interpretation placed thereon by any court or the FCC or any other Governmental Body, as applicable, the validity, legality and enforceability of the remaining terms and provisions of this Loan Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Loan Agreement.

         12.6 Waiver. No delay on the part of Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         12.7 Modification of Loan Instruments. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         12.8 Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         12.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to the limitations set forth in Article IX; provided, however, that Borrower shall not be entitled to assign any of its rights or delegate any of its duties hereunder.

         12.10 Remedies Cumulative. All rights and remedies of Agent and Lenders pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Neither Agent nor any Lender shall be required to prosecute collection, enforcement or other remedies against Borrower or any other Person party to the Loan Instruments before proceeding against any such Person or to enforce or resort to any security, liens, collateral or other rights of Agent or Lenders. One or more successive actions may be brought against Borrower and/or any other Person party to the Loan Instruments, either in the same action or in separate actions, as often as Lenders deem advisable, until all of Borrower's Obligations are paid and performed in full.

         12.11 Entire Agreement; Conflict. This Loan Agreement and the other Loan Instruments executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

         12.12 APPLICABLE LAW. THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 12.12, THE LOAN INSTRUMENTS SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

         12.13 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF AGENT OR ANY LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH AGENT OR SUCH LENDER SHALL INITIATE OR TO WHICH AGENT OR SUCH LENDER SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY AGENT OR ANY LENDER IN OR REMOVED BY AGENT OR ANY LENDER TO ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 12.1. BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY AGENT OR ANY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         12.14 WAIVER OF RIGHT TO JURY TRIAL. AGENT, LENDERS AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWER OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS.

         12.16 Estoppel Certificate. Within 15 days after Agent or any Lender requests Borrower to do so, Borrower will execute and deliver to Agent or such Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest on the Note has been paid, (iii) the Principal Balance,
(iv) whether or not to its knowledge an Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of the Note in accordance with its terms, and, if so, specifying each defense, setoff or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Agent or such Lender.

         12.17 Consequential Damages. Neither Agent nor any Lender nor any agent or attorney of Agent or such Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrower's Obligations.

         12.18 Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         12.19 No Fiduciary Relationship. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

         12.20 Confidentiality. Except as provided for in the Loan Instruments and except as necessary to enable Agent or Lenders to realize upon Borrower's Obligations and except in connection with the administration or enforcement of Agent's and Lenders' rights under the Loan Instruments, Agent and Lenders each shall use their commercially reasonable efforts not to disclose any information relative to the Paging Business of Borrower designated by Borrower as confidential to any Person without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information (i) in connection with any proposed Loan Assignment or Participation, (ii) which otherwise is in the public domain, (iii) to the extent required by applicable law or any rule, regulation, decree, order or injunction of any Governmental Body, subject to any protective order obtained by Borrower or (iv) which is obtained by Agent or any Lender from a third party not known to Agent or any Lender to be under an obligation of confidentiality to Borrower.

         12.21 Governmental Approval. Notwithstanding anything to the contrary contained herein or in any other Loan Instrument, no party hereto shall take any action that would constitute or result in the transfer or assignment of any FCC license, or other license, permit or authority issued by any Governmental Body, or a transfer of control over any such license, permit or authorization, if such assignment or transfer would require the prior approval of and/or notice to any Governmental Body, without such party first having notified such Governmental Body of any such assignment or transfer and, if required, obtaining the approval of such Governmental Body therefor.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                      AQUIS WIRELESS COMMUNICATIONS,
                                      INC., a Delaware corporation


                                      By:      _________________________________



                                      FINOVA CAPITAL CORPORATION, a
                                      Delaware corporation


                                      By:      _________________________________

                                   SCHEDULE I

                              Tranche A Commitments


Lender                          Tranche A Commitment            Pro Rata Share
------                          --------------------            --------------


FINOVA Capital Corporation      $7,000,000.00                   100%

                                   SCHEDULE II

                              Tranche B Commitments


Lender                         Tranche B Commitment            Pro Rata Share
------                         --------------------            --------------


FINOVA Capital Corporation     $2,000,000.00                   100%